UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 20, 2004 (February 27, 2004)

Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibits:	Description of Document
99.1	Press Release dated April 20, 2004.

Item 9. Regulation FD Disclosure.

     On April 20, 2004, we issued a press release announcing a reduction in the size of our board of directors from nine to seven and an amendment to our bylaws to declassify the board, eliminating staggered terms and providing for the annual election of all directors. Both changes will be effective immediately prior to our 2004 Annual Meeting of Stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In addition, on March 25, 2004, we renewed the lease on our corporate administrative offices located in Irvine, California for a five-year period at a cost better than our prior lease rate. The lease on this facility now expires on June 30, 2009.

     The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2004	SPECTRUM PHARMACEUTICALS, INC.
	By:	/s/ Rajesh C. Shrotriya
		Name:	Rajesh C. Shrotriya, M.D.
		Title:	Chairman, Chief Executive Officer and President

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EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated April 20, 2004.

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